Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Senior Director, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2010 FIRST QUARTER EARNINGS

ST. LOUIS, MISSOURI (April 27, 2010) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended March 31, 2010.  The results of operations for our New Jersey health plan, University Health Plans, are classified as discontinued operations.  The discussions below, with the exception of cash flow information, are in the context of continuing operations and all financial ratios exclude premium taxes.

First Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,468,600, an increase of 221,300 members year over year.

•	Premium and Service Revenues of $1.022 billion, representing 12.5% year over year growth.

•	Health Benefits Ratio (HBR) of 84.0%.

•	General and Administrative (G&A) expense ratio of 13.3%.

•	Days in claims payable of 47.7, including pharmacy claims payable.

•	Diluted earnings per share from continuing operations of $0.41.

Other Events

•
During the first quarter of 2010, we completed the sale of 5.75 million shares of common stock, including the underwriters overallotment option, for a public offering price of $19.25 per share.  Net proceeds from the sale of the shares were $104.6 million.

•
In February 2010, we announced a definitive agreement to acquire certain Medicaid assets in South Carolina.  The transaction is expected to close in the second quarter of 2010 and add revenues of approximately $60 million and diluted earnings per share of $0.02 to $0.03 for 2010.

•
In March 2010, we completed the previously announced sale of our New Jersey health plan, University Health Plans, and recorded a pre-tax gain on sale of $8.2 million, or $0.08 per diluted share, in discontinued operations during the first quarter of 2010.

•
In March 2010, we announced that our specialty company, Cenpatico Behavioral Health, retained its existing service area contract and was also awarded an expanded contract by the Arizona Department of Health Services to manage behavioral healthcare services for an additional four counties.  The expanded contract is expected to take effect July 1, 2010, and add revenues of approximately $20 million for 2010.

•	In March 2010, Moody's Investors Service upgraded our senior unsecured debt rating and our corporate family rating to Ba2 from Ba3.

•	In April 2010, we announced that our Celtic Group subsidiary, CeltiCare Health Plan of Massachusetts, renewed its contract to serve Commonwealth Care members as the low cost provider in Massachusetts.

•
In April 2010, we announced that our Wisconsin subsidiary was not awarded the Southeast Wisconsin BadgerCare Plus Managed Care contract.  The loss of the contract award will reduce revenues by approximately $25 million in 2010.

•
In April 2010, Fortune Magazine announced that Centene ranked #486 in the magazine’s annual ranking of the world's largest companies by revenue, up from #609 last year. The ranking placed Centene in the Fortune 500 for the first time.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We are pleased to have maintained our positive operating momentum as 2010 begins and we are dedicated to maintaining our discipline and focus in the future.”

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 2

The following table depicts membership in Centene’s managed care organizations, by state, at March 31, 2010 and 2009:

	March 31,
	2010	2009
Arizona	19,000	15,500
Florida	105,900	29,100
Georgia	301,000	289,300
Indiana	211,400	179,100
Massachusetts	26,900	—
Ohio	156,000	137,000
South Carolina	53,900	48,500
Texas	459,600	421,100
Wisconsin	134,900	127,700
Total at-risk membership	1,468,600	1,247,300
Non-risk membership	62,200	96,000
Total	1,530,800	1,343,300

The following table depicts membership in Centene’s managed care organizations, by member category, at March 31, 2010 and 2009:

	March 31,
	2010	2009
Medicaid	1,088,300	921,100
CHIP & Foster Care	266,300	256,900
ABD & Medicare	87,100	69,300
Other State programs	26,900	—
Total at-risk membership	1,468,600	1,247,300
Non-risk membership	62,200	96,000
Total	1,530,800	1,343,300

Statement of Operations

•
Premium and service revenues increased 12.5% in the three months ended March 31, 2010 over 2009 as a result of membership growth in all of our states.  This increase was moderated by the removal of pharmacy services in two states beginning in 2010.  These pharmacy carve outs had the effect of reducing 2010 revenue by approximately $35 million.

•
The consolidated HBR for the three months ended March 31, 2010 of 84.0% was an increase of 0.5% over the comparable period in 2009.  A reconciliation of the change in HBR from the prior year same period is presented below:

First Quarter 2009	83.5%
Improvements in existing markets	(0.5)
New markets reserved at higher rates	1.0
First Quarter 2010	84.0%

The increase in the first quarter of 2010 over the comparable period in 2009 was primarily due to higher HBR in our new markets, partially offset by improvements in our existing markets.

•
Consolidated G&A expense as a percent of premium and service revenues was 13.3% in the first quarter of 2010, a decrease from 13.5% in the first quarter of 2009.  The decrease reflects the leveraging of our expenses over higher revenues, partially offset by a $4.6 million increase in contributions to the Company’s charitable foundation.

•
Other income for the quarter includes a $3.0 million gain on distributions received from the Reserve Primary Fund in excess of our adjusted basis.  An offsetting $3.0 million contribution was made to the Company’s charitable foundation and is included in G&A expense discussed above.

•
Earnings per diluted share from continuing operations were $0.41, compared to $0.43 in the first quarter of 2009, and reflects the approximate 10% increase in diluted shares outstanding resulting from the stock offering.

Balance Sheet and Cash Flow

At March 31, 2010, the Company had cash and investments of $969.2 million, including $917.9 million held by its regulated entities and $51.3 million held by its unregulated entities.  Medical claims liabilities totaled $444.8 million, representing 47.7 days in claims payable, a decrease of 2.4 days from December 31, 2009.  Total debt was $232.7 million and debt to capitalization was 23.7%.  Year to date cash flow from operations was $(38.5) million, reflecting a $73.3 million decrease in unearned revenue from December 31, 2009 as a result of the prepayment of monthly premiums.  In 2010, only two monthly premium payments were received during the quarter from Ohio and Florida.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, December 31, 2009	50.1
Additional processing days at quarter end	(1.5)
Pharmacy carve out	(0.9)
Days in claims payable, March 31, 2010	47.7

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 3

Outlook

The table below depicts the Company’s annual guidance from continuing operations for 2010:

	Full Year 2010
	Low	High
Premium and Service revenues (in millions)	$ 4,300	$ 4,400
Earnings per diluted share (EPS)	$ 1.73	$ 1.83
HBR %	84.0%	86.0%
G&A %	12.4%	12.9%

Diluted Shares Outstanding (in thousands)	50,500

The Company is increasing its earnings guidance by $0.03 to reflect the first quarter performance and results of the RFP’s in Arizona and Wisconsin.  The Company is adjusting its revenue guidance to reflect a shift in the start date of our Mississippi operations to October 1, 2010.  Our current guidance excludes the previously announced South Carolina transaction, which is expected to add approximately $60 million of revenue and $0.02 to $0.03 diluted earnings per share in 2010, as the transaction has not yet closed.

Conference Call

As previously announced, the Company will host a conference call Tuesday, April 27, 2010, at 8:30 A.M. (Eastern Time) to review the financial results for the first quarter ended March 31, 2010, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada; 973-638-3440 from abroad, or via a live, audio webcast on the Company’s website at www.centene.com, under the Investors section.  A replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 PM (Eastern Time) on Tuesday, May 11, 2011, at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad and entering access code 63527302.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a multi-line healthcare enterprise operating in two segments: Medicaid Managed Care and Specialty Services.  Our Medicaid Managed Care segment provides Medicaid and Medicaid-related health plan coverage to individuals through government subsidized programs, including Medicaid, the State Children’s Health Insurance Program, or CHIP, Foster Care, Medicare Special Needs Plans and the Supplemental Security Income Program, also known as the Aged, Blind or Disabled Program, or collectively ABD.  Our Specialty Services segment offers products for behavioral health, health insurance exchanges, individual health insurance, life and health management, long-term care programs, managed vision, telehealth services, and pharmacy benefits management to state programs, healthcare organizations, employer groups and other commercial organizations, as well as to our own subsidiaries.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents of continuing operations, including $5,918 and $8,667, respectively, from consolidated variable interest entities	$350,075	$400,951
Cash and cash equivalents of discontinued operations	14	2,801
Total cash and cash equivalents	350,089	403,752
Premium and related receivables, net of allowance for uncollectible accounts of $1,338 and $1,338, respectively, including $6,565 and $11,313, respectively, from consolidated variable interest entities	110,120	103,456
Short-term investments, at fair value (amortized cost $39,953 and $39,230, respectively)	40,220	39,554
Other current assets, including $5,023 and $4,507, respectively, from consolidated variable interest entities	69,136	64,866
Current assets of discontinued operations other than cash	2,337	4,506
Total current assets	571,902	616,134
Long-term investments, at fair value (amortized cost $547,148 and $514,256, respectively)	558,270	525,497
Restricted deposits, at fair value (amortized cost $20,532 and $20,048, respectively)	20,618	20,132
Property, software and equipment, net of accumulated depreciation of $111,938 and $103,883, respectively, including $110,764 and $89,219, respectively, from consolidated variable interest entities	269,492	230,421
Goodwill	229,512	224,587
Intangible assets, net	22,008	22,479
Other long-term assets	35,416	36,829
Long-term assets of discontinued operations	23,453	26,285
Total assets	$1,730,671	$1,702,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$444,826	$470,932
Accounts payable and accrued expenses, including $23,122 and $14,020, respectively, from consolidated variable interest entities	200,615	132,001
Unearned revenue	18,362	91,644
Current portion of long-term debt	660	646
Current liabilities of discontinued operations	20,650	20,685
Total current liabilities	685,113	715,908
Long-term debt	232,064	307,085
Other long-term liabilities	63,575	59,561
Long-term liabilities of discontinued operations	385	383
Total liabilities	981,137	1,082,937

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 51,490,256 issued and 49,049,990 outstanding at March 31, 2010, and 45,593,383 shares issued and 43,179,373 shares outstanding at December 31, 2009	51	46
Additional paid-in capital	390,878	281,806
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	7,203	7,348
Retained earnings	382,909	358,907
Treasury stock, at cost (2,440,266 and 2,414,010 shares, respectively)	(47,742)	(47,262)
Total Centene stockholders’ equity	733,299	600,845
Noncontrolling interest	16,235	18,582
Total stockholders’ equity	749,534	619,427
Total liabilities and stockholders’ equity	$1,730,671	$1,702,364

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Premium	$999,315	$885,006
Service	22,907	23,849
Premium and service revenues	1,022,222	908,855
Premium tax	46,499	23,580
Total revenues	1,068,721	932,435
Expenses:
Medical costs	839,708	739,340
Cost of services	17,152	15,962
General and administrative expenses	135,507	122,279
Premium tax	46,743	23,942
Total operating expenses	1,039,110	901,523
Earnings from operations	29,611	30,912
Other income (expense):
Investment and other income	7,057	3,613
Interest expense	(3,813)	(3,986)
Earnings from continuing operations, before income tax expense	32,855	30,539
Income tax expense	12,525	10,845
Earnings from continuing operations, net of income tax expense	20,330	19,694
Discontinued operations, net of income tax expense (benefit) of $4,440 and $(160), respectively	3,920	(449)
Net earnings	24,250	19,245
Noncontrolling interest	248	787
Net earnings attributable to Centene Corporation	$24,002	$18,458

Amounts attributable to Centene Corporation common shareholders:
Earnings from continuing operations, net of income tax expense	$20,082	$18,907
Discontinued operations, net of income tax expense (benefit)	3,920	(449)
Net earnings	$24,002	$18,458

Net earnings (loss) per share attributable to Centene Corporation:
Basic:
Continuing operations	$0.43	$0.44
Discontinued operations	0.08	(0.01)
Earnings per common share	$0.51	$0.43
Diluted:
Continuing operations	$0.41	$0.43
Discontinued operations	0.08	(0.01)
Earnings per common share	$0.49	$0.42

Weighted average number of shares outstanding:
Basic	47,260,714	43,067,992
Diluted	48,761,528	44,238,863

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months EndedMarch 31,
	2010	2009

Cash flows from operating activities:
Net earnings	$24,250		$19,245
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	12,527		10,233
Stock compensation expense	3,460		3,789
(Gain) loss on sale of investments, net	(3,547)		439
(Gain) on sale of UHP	(8,201)		―
Deferred income taxes	950		2,282
Changes in assets and liabilities
Premium and related receivables	(4,457)		(39,396)
Other current assets	(1,375)		(1,397)
Other assets	1,937		(497)
Medical claims liabilities	(33,129)		2,165
Unearned revenue	(73,282)		44,507
Accounts payable and accrued expenses	40,433		(18,674)
Other operating activities	1,934		722
Net cash (used in) provided by operating activities	(38,500)		23,418
Cash flows from investing activities:
Capital expenditures	(23,099)		(11,157)
Purchases of investments	(146,935)		(292,964)
Proceeds from asset sales	13,420		―
Sales and maturities of investments	117,469		224,312
Investments in acquisitions, net of cash acquired	(2,019)		(5,191)
Net cash used in investing activities	(41,164)		(85,000)
Cash flows from financing activities:
Proceeds from exercise of stock options	519		890
Proceeds from borrowings	22,030		108,000
Proceeds from stock offering	104,557		―
Payment of long-term debt	(97,136)		(82,573)
Distributions to noncontrolling interest	(3,585)		(1,181)
Excess tax benefits from stock compensation	96		(17)
Common stock repurchases	(480)		(407)
Net cash provided by financing activities	26,001		24,712
Net decrease in cash and cash equivalents	(53,663)		(36,870)
Cash and cash equivalents, beginning of period	403,752		379,099
Cash and cash equivalents, end of period	$350,089		$342,229

Supplemental disclosures of cash flow information:
Interest paid	$345		$724
Income taxes paid	$8,272		$18,602

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$306	$	―

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q1	Q4	Q3	Q2	Q1
	2010	2009	2009	2009	2009
MEMBERSHIP
Managed Care:
Arizona	19,000	18,100	17,400	16,200	15,500
Florida	105,900	102,600	84,400	22,300	29,100
Georgia	301,000	309,700	303,400	292,800	289,300
Indiana	211,400	208,100	200,700	196,100	179,100
Massachusetts	26,900	27,800	500	—	—
Ohio	156,000	150,800	151,200	141,200	137,000
South Carolina	53,900	48,600	46,100	46,000	48,500
Texas	459,600	455,100	450,200	443,200	421,100
Wisconsin	134,900	134,800	132,500	131,200	127,700
Total at-risk membership	1,468,600	1,455,600	1,386,400	1,289,000	1,247,300
Non-risk membership	62,200	63,700	63,200	114,000	96,000
TOTAL	1,530,800	1,519,300	1,449,600	1,403,000	1,343,300

Medicaid	1,088,300	1,081,400	1,040,000	958,600	921,100
CHIP & Foster Care	266,300	263,600	263,400	261,400	256,900
ABD & Medicare	87,100	82,800	82,500	69,000	69,300
Other State programs	26,900	27,800	500	—	—
Total at-risk membership	1,468,600	1,455,600	1,386,400	1,289,000	1,247,300
Non-risk membership	62,200	63,700	63,200	114,000	96,000
TOTAL	1,530,800	1,519,300	1,449,600	1,403,000	1,343,300

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	119,300	120,100	117,300	110,500	104,700
Kansas	39,800	41,400	41,000	41,100	40,600
Bridgeway Health Solutions
Long-term Care	2,700	2,600	2,500	2,400	2,300
TOTAL	161,800	164,100	160,800	154,000	147,600

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$215.95(c)	$226.42	$222.77	$219.75	$220.29

CLAIMS(b)
Period-end inventory	341,400	423,400	414,900	362,200	325,000
Average inventory	283,900	279,000	227,100	234,500	267,600
Period-end inventory per member	0.23	0.29	0.30	0.28	0.26
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.
(c) Reduction in revenue per member per month is a result of the pharmacy carve-outs in 2010.

Centene Corporation Reports 2010 First Quarter Results April 27, 2010 / Page 8

	Q1	Q4	Q3	Q2	Q1
	2010	2009	2009	2009	2009

DAYS IN CLAIMS PAYABLE
Medical	46.6	48.1	47.1	47.5	45.3
Pharmacy	1.1	2.0	1.8	1.5	1.8
TOTAL	47.7	50.1	48.9	49.0	47.1
Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$917.9	$949.9	$911.4	$825.8	$816.8
Unregulated	51.3	36.2	27.6	27.0	28.9
TOTAL	$969.2	$986.1	$939.0	$852.8	$845.7

DEBT TO CAPITALIZATION	23.7%	33.2%	31.9%	33.0%	34.6%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended March 31,
	2010	2009
Health Benefits Ratios:
Medicaid and CHIP	85.6%	84.8%
ABD and Medicare	80.3	81.4
Specialty Services	80.6	78.3
Total	84.0	83.5

General & Administrative Expense Ratios	13.3	13.5

MEDICAL CLAIMS LIABILITY (In thousands)
The changes in medical claims liability are summarized as follows:

Balance, March 31, 2009	$387,242
Incurred related to:
Current period	3,313,053
Prior period	(49,162)
Total incurred	3,263,891
Paid related to:
Current period	2,874,916
Prior period	331,391
Total paid	3,206,307
Balance, March 31, 2010	$444,826

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, increased receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to March 31, 2009.